                                                                    Exhibit 10.1



                                                          9-19-02


         Texas Addison L.P. hereby grants an option to Ty Comfort (or his designee) to purchase from Texas Addison 4,170,000 shares of the common stock of
J. L. Halsey Corporation for a price per share equal to the closing price on 9/18/02 (such price was $0.04 per share).



                                            TEXAS ADDISON, L.P.

                                            By:  Texas Barrington, LLC

                                            By:  /s/ David L. Burt
                                                 --------------------------
                                                 Managing Member, President